                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     1. Digital Island, Ltd., incorporated in the United Kingdom

     2. Digital Island, B.V., incorporated in the Netherlands

     3. Digital Island (Europe) SA., incorporated in Switzerland

     4. Digital Island (Hong Kong), Ltd., incorporated in Hong Kong

     5. Digital Island (Japan) KK., incorporated in Japan

     6. Sandpiper Networks, Inc., a California corporation

     7. Live On Line, Inc., a New York corporation